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                           [EXHIBIT 23.2]

                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-05361 of Intrav, Inc. (the "Company") on Form S-8 of our report dated February 9, 1999, appearing in the Annual Report on Form 10-K of Intrav, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 20, 1999